Exhibit 3.299

Delaware PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “STONE’S THROW LANDFILL, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE NINTH DAY OF APRIL, A.D. 2001, AT 2:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “SUNFLOWER LANDFILL, LLC” TO “STONE’S THROW LANDFILL, LLC”, FILED THE TWENTIETH DAY OF APRIL, A.D. 2007, AT 5:40 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “STONE’S THROW LANDFILL, LLC”.

3378921 8100H

121188373

You may verify this certificate online

at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9957613

DATE: 11-01-12

CERTIFICATE OF FORMATION

OF

SUNFLOWER LANDFILL, LLC

ARTICLE I - NAME

The name of this Limited Liability Company is Sunflower Landfill, LLC (the “Company”).

ARTICLE II - INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III - OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized representative of the Company has executed this Certificate of Formation this 9th day of April, 2001.

SUNFLOWER LANDFILL, LLC
By:
Its: Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Sunflower Landfill, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

Article 1- Name

The name of this Limited Liability Company is Stone’s Throw Landfill, LLC

(the “Company’).

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 20th day of April, A.D. 2007.

By:
Authorized Person(s)

Name: Charles C. Appleby- President
Print or Type

3